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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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Name of Corporation                                                    Jurisdiction of Incorporation
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UNITED STATES SUBSIDIARIES
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
Florida Wire and Cable, Inc.                                                    Delaware
Georgetown Steel Corporation                                                    Delaware
GS Technologies Operating Co., Inc.                                             Delaware
ME - West Castings, Inc.                                                        Arizona
ME International, Inc.                                                          Michigan

UNITED STATES JOINT VENTURE
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American Iron Reduction LLC (50%)                                               Louisiana

FOREIGN SUBSIDIARIES
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Acerco S.A.                                                                     Peru
Aceros del Sur S.A. (68% directly owned by the company, and
                      8% directly owned by the Company's wholly-
                      owned subsidiary, Acerco S.A.)                            Peru
GS Technologies Europa GmbH                                                     Germany
GST Europa AB                                                                   Sweden
GST Europa S.p.A.                                                               Italy
GST Europe Ltd.                                                                 United Kingdom
GST Europe S.A.                                                                 Belgium
Inversiones en Molienda S.A.                                                    Chile
MolyCop Chile S.A.                                                              Chile
MolyCop Steel, Inc.                                                             Canada
GST Philippines, Inc.                                                           Philippines

FOREIGN JOINT VENTURES
----------------------
Donhad Pty. Ltd. (40%)                                                          Western Australia
Empresa Siderurgica del Peru S.A. (96.46% owned by
                                    Sidercorp S.A.)                             Peru
Sidercorp S.A. (33.3%)                                                          Peru
SIMEC MolyCop S.A. de C.V. (49%)                                                Mexico
MolyCop Canada (50%)                                                            Canada
GSI Lucchini S.p.A. (49%)                                                       Italy
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o        Subsidiaries are wholly-owned unless otherwise noted.
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